UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

May 24, 2013

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on May 24, 2013 in Sarasota, Florida. A brief description of each of the proposals submitted to the stockholders and the votes cast are set forth below. Each director nominee was re-elected and all of the proposals passed.

Proposal 1:  Election of three (3) Directors.

Each of the directors identified below was re-elected at the 2013 Annual Meeting of Stockholders for a term expiring at the 2016 Annual Meeting of Stockholders.

	For	Withheld / Abstain	Broker Non-Votes
David W. Devonshire	83,260,649	2,101,538	3,123,525
John F. Fort III	79,409,995	5,952,192	3,123,525
Brian D. Jellison	81,231,343	4,130,844	3,123,525

Proposal 2:  A non-binding advisory vote to approve the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,151,927	18,943,217	267,043	3,123,525

Proposal 3: A proposal to amend the Company's Certificate of Incorporation to provide for the annual election of all directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,079,470	1,137,686	145,031	3,123,525

Proposal 4:  Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,226,751	1,180,803	78,158	0

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

Date: May 24, 2013	By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary